Exhibit 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 1, 1995, included in The Quaker
Oats Company annual report to shareholders for the year ended June 30, 1995, into this form 10-K and into the Company's previously filed Registration Statement File Nos. 33-13980, 33-13981, 33-32970, 2-79503 and 33-33253.



/s/ Arthur Andersen LLP

Chicago, Illinois
September 25, 1995